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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Shareholder of ProVantage Health Services, Inc.:

We consent to the use in this Amendment No. 1 to this Registration Statement No. 333-71743 relating to 5,300,000 shares of Common Stock of ProVantage Health Services, Inc. on Form S-1 of our report dated March 12, 1999, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Historical Consolidated Financial Data" and "Experts" in such Prospectus.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the consolidated financial statement schedule listed in Item 16(b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin

March 24, 1999